Exhibit 10.12

NEW YORK MORTGAGE TRUST, INC.
2017 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT GRANT NOTICE
Pursuant to the terms and conditions of the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan, as amended from time to time (the “Plan”), New York Mortgage Trust, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance share units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	_____________________
Date of Grant:	_____________________
Award Type and Description:
Performance Award granted pursuant to Article X of the Plan. This Award represents the right to receive shares of Common Stock in an amount up to [125/150/300]% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.
Your right to receive settlement of this Award in an amount ranging from 0% to [125/150/300]% of the Target PSUs shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the level of achievement of the Performance Goal (defined below). The portion of the Target PSUs actually earned upon satisfaction of the foregoing requirements is referred to herein as the “Earned PSUs.”

Target Number of PSUs:	_____________________ (the “Target PSUs”).
Performance Period:	January 1, 2018 (the “Performance Period Commencement Date”) through December 31, 2020 (the “Performance Period End Date”).
Service Requirement:
Except as expressly provided in Sections 3 and 4 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through the Performance Period End Date to be eligible to receive payment of this Award, which is based on the level of achievement with respect to the Performance Goal (as defined below).

Performance Goal:
Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the number of Target PSUs, if any, that become Earned PSUs during the Performance Period will be determined in accordance with the following table:

	Level of Achievement	Percentage of Target PSUs Earned*
	< Threshold	0%
	Threshold	[50/100]%
	Target	[75/100/200]%
	Maximum	[125/150/300]%

*The percentage of Target PSUs that become Earned PSUs for performance between the threshold, target, and maximum achievement levels shall be calculated using linear interpolation.
The “Performance Goal” for the Performance Period is based on the Company’s achievement with respect to relative total shareholder return, as described in Exhibit B attached hereto.

Settlement:	Settlement of the Earned PSUs shall be made solely in shares of Common Stock, which shall be delivered to you in accordance with Section 5 of the Agreement.

Exhibit 10.12

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

Exhibit 10.12

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

Company

New York Mortgage Trust, Inc.

By:
Name:
Title:

Participant

Name:

Signature Page to
Performance Share Unit Grant Notice

Exhibit 10.12

EXHIBIT A
PERFORMANCE SHARE UNIT AGREEMENT
This Performance Share Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Common Stock that may be earned hereunder in respect of this Award may range from 0% to [125/150/300]% of the Target PSUs. Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Common Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.Vesting of PSUs.  Except as otherwise set forth in Sections 3 and 4, the PSUs shall vest and become Earned PSUs in accordance with the Participant’s satisfaction of the vesting schedule set forth in the Grant Notice (the “Service Requirement”) based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period (and any PSUs that do not become Earned PSUs shall be automatically forfeited).  Unless and until the PSUs have vested and become Earned PSUs as described in the preceding sentence, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.

3.Effect of Termination of Employment. Except as otherwise provided for in any employment agreement between the Participant and the Company or an Affiliate, if the Participant has not satisfied the Service Requirement, then upon the termination of the Participant’s employment with the Company or an Affiliate for any reason, any unearned PSUs (and all rights arising from such PSUs and from being a holder thereof), unless otherwise determined by the Committee, will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

4.Change in Control. Except as otherwise provided for in any employment agreement between the Participant and the Company or an Affiliate, in the event a Change in Control occurs prior to the Performance Period End Date, so long as the Participant has remained continuously employed by, or has continuously provided services to, the Company or an Affiliate, as applicable, from the Date of Grant through the Control Change Date, then the PSUs will be deemed to be Earned PSUs to the extent that the Performance Goal has been achieved as of the Control Change Date assuming that the Performance Period ended on the Control Change Date, and shall be eligible for settlement in accordance with Section 5 except that settlement shall occur within 60 days following the Control Change Date.

5.Settlement of PSUs. As soon as administratively practicable following the Committee’s certification of the level of attainment of the Performance Goal, but in no event later than 60 days following the Performance Period End Date, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Common Stock equal to the number of Earned PSUs; provided, however, that any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Common Stock are issued in settlement of such PSU. No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Common Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

Exhibit A-1

Exhibit 10.12

6.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7.Non-Transferability.  During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended from time to time, is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended from time to time. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Common Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9.Legends. If a stock certificate is issued with respect to shares of Common Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

10.Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any shares of Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.

Exhibit A-2

Exhibit 10.12

11.Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.

12.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

13.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
New York Mortgage Trust, Inc.
Attn: Compensation Committee
275 Madison Avenue
New York, New York 10016

If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

16.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

Exhibit A-3

Exhibit 10.12

17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

18.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.

20.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

21.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

22.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

23.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to comply with the applicable requirements of Section 409A of the Code, as amended from time to time, and the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the “Nonqualified Deferred Compensation Rules”) and shall be construed and interpreted in accordance with such intent. If the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

Exhibit A-4

Exhibit 10.12

EXHIBIT B
PERFORMANCE GOAL FOR PERFORMANCE SHARE UNITS
The performance goal for the PSUs shall be based on the relative total shareholder return (“TSR”) percentile ranking of the Company as compared to the Company’s Peer Group (as defined below) during the performance period specified below. Subject to the satisfaction of the Service Requirement, you will earn and become vested in an applicable number of PSUs, the Earned PSUs, that corresponds to the ranking that the Company achieves as set forth below. The Committee, in its sole discretion, will review, analyze and certify the achievement of the Company’s relative TSR percentile ranking for the Performance Period as compared to the Company’s Peer Group and will determine the number of Earned PSUs in accordance with the terms of this Agreement, the Grant Notice and the Plan.
Company Performance Ranking and Payout Schedule

Level	Relative TSR Performance (Percentile Rank vs. Peers)	Earned PSUs (% of Target)*
< Threshold	< 30th Percentile	0%
Threshold	30th Percentile	[50/100]%
Target	50th Percentile	[75/100/200]%
≥ Maximum	≥ 80th Percentile	[125/150/300]%
*The percentage of Target PSUs that become Earned PSUs for performance between the threshold, target, and maximum achievement levels shall be calculated using linear interpolation.
Company Peer Group
The following companies will be deemed to be the Company’s “Peer Group” for purposes of this Agreement:

Ticker Symbol	Name
MITT	AG Mortgage Investment Trust
AJX	Great Ajax
AGNC	AGNC Investment Corp
IVR	Invesco Mortgage Capital Inc.
NLY	Annaly Capital Management
MFA	MFA Financial, Inc.
ANH	Anworth Mortgage Asset Corporation
MTGE	MTGE Investment Corp.
ARR	ARMOUR Residential REIT Inc.
NRZ	New Residential Investment Corp.
CMO	Capstead Mortgage Corporation
ORC	Orchid Island Capital, Inc.
CHMI	Cherry Hill Mortgage Investment Corporation
PMT	PennyMac Mortgage Investment Trust
CIM	Chimera Investment Corporation
RWT	Redwood Trust, Inc.
CYS	CYS Investments, Inc.
SLD	Sutherland Asset Management Corporation
DX	Dynex Capital, Inc.
TWO	Two Harbors Investment Corp.
EARN	Ellington Residential Mortgage REIT
WIA	Western Asset Mortgage Capital Corp.
OAKS	Five Oaks Investment Corp.

Exhibit B-1

Exhibit 10.12

If a company ceases to exist, ceases to be publicly traded or is delisted from a national securities exchange at any time during the Performance Period, it shall be removed from the Peer Group, and the definition of “Peer Group” shall be adjusted to omit such company.
Determination of Relative TSR Rank
The TSR for the Company and each member of the Peer Group shall be determined by dividing (i) the sum of the cumulative amount of such entity’s dividends per share for the performance period and the arithmetic average per share volume weighted average price (the “VWAP”) of such entity’s common stock for the last thirty (30) consecutive trading days of the Performance Period minus the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the Performance Period by (ii) the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the Performance Period. To determine the Company’s applicable percentile ranking for the Performance Period, TSR will be calculated for the Company and each entity in the Peer Group. The entities will be arranged by their respective TSR (highest to lowest) and the percentile rank of the Company within the Peer Group will be calculated.

Exhibit B-2